Exhibit (j)(2)

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Counsel and Auditors" in the Registration Statement (Form N-1A) of Northern Institutional Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 40 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-80543) and in this Amendment No. 41 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-3605).



         /s/  ERNST & YOUNG LLP


Chicago, Illinois
August 5, 1999